Exhibit 10.8

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

This PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of [•], 2025 (as it may from time to time be amended, this “Agreement”), is entered into by and between Cartesian Growth Corporation III, a Cayman Islands exempted company (the “Company”), and CGC III Sponsor LLC, a Cayman Islands limited liability company (the “Purchaser”).

WHEREAS, the Company intends to consummate an initial public offering (the “Public Offering”) of the Company’s units (“Units”), each Unit consisting of one Class A ordinary share, par value $0.0001 per share, of the Company (an “Ordinary Share”) and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. The Purchaser has agreed to purchase an aggregate of 4,000,000 warrants at a price of $1.00 per warrant (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one Ordinary Share at an exercise price of $11.50 per share, as set forth in the Company’s Registration Statement on Form S-1 (File No. 333-284565) (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1.                     Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A.                  Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchaser.

B.                  Purchase and Sale of the Private Placement Warrants. Simultaneously with the initial closing of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 4,000,000 Private Placement Warrants, at a price of $1.00 per warrant, for an aggregate purchase price of $4,000,000 (the “Purchase Price”), which shall be paid by wire transfer of immediately available funds in accordance with the Company’s wiring instructions. On the Closing Date, upon the payment by the Purchaser of the Purchase Price, the Company shall deliver to the Purchaser a certificate evidencing the Private Placement Warrants duly registered in the Purchaser’s name or effect such delivery in book-entry form.

C.                  Terms of the Private Placement Warrants.

(i)                  Each Private Placement Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent, in connection with the Public Offering (the “Warrant Agreement”).

(ii)                On or before the Closing Date, the Company shall enter into a registration rights agreement with the Purchaser and certain other holders of the Company’s securities (the “Registration Rights Agreement”), pursuant to which the Company will grant certain registration rights to such holders, including to the Purchaser with respect to the Private Placement Warrants and the Ordinary Shares underlying the Private Placement Warrants.

Section 2.                     Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the Closing Date) that:

A.                  Organization and Corporate Power. The Company is duly incorporated, validly existing and in good standing as a Cayman Islands exempted company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B.                  Authorization; No Breach.

(i)                  The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Date.

(ii)                The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Ordinary Shares upon exercise of the Private Placement Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the amended and restated memorandum and articles of association of the Company (the “Articles”) or any material law, statute, rule or regulation to which the Company is subject, or any agreement or instrument to which the Company is a party, or any order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C.                  Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Private Placement Warrants will be duly and validly issued and, pursuant to the Articles, and upon registration in the Company’s register of members, the Ordinary Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Private Placement Warrants and the Ordinary Shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D.                  Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3.                     Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Date) that:

A.                  Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.                  Authorization; No Breach.

(i)                  This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)                The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C.                  Investment Representations.

(i)                  Pursuant to Section 1, the Purchaser is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Ordinary Shares issuable upon such exercise (collectively, the “Securities”) for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)                The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act, and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii)              The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv)               The Purchaser decided to enter into this Agreement not as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act.

(v)                The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi)               The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii)             The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) in a transaction subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. While the Purchaser understands that Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, the Purchaser understands that Rule 144 includes an exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of he securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

(viii)           The Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investment in the Securities.

(ix)               The Purchaser understands that the Private Placement Warrants shall bear the legend substantially in the form set forth in the Warrant Agreement.

Section 4.                     Conditions of the Purchaser’s Obligations. The obligation of the Purchaser to purchase and pay for the Private Placement Warrants is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A.                  Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Date as though then made.

B.                  Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

C.                  No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.                  Warrant Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the Purchaser.

Section 5.                     Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A.                  Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of the Closing Date as though then made.

B.                  Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Date.

C.                  Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder.

D.                  No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E.                   Warrant Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the Company.

Section 6.                     Termination. This Agreement may be terminated at any time after [•], 2025 upon the election by either the Company or the Purchaser upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

Section 7.                     Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Date.

Section 8.                     Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 9.                     Miscellaneous.

A.                  Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignment by the Purchaser to affiliates thereof (including, without limitation to one or more of its members).

B.                  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.                  Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

D.                  Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.                   Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

F.                   Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

G.                  Trust Waiver. Notwithstanding anything to the contrary herein, the Purchaser hereby waives any and all right, title, interest or claim of any kind (“Claim”) related to the Private Placement Warrants or this Agreement in or to any distribution from the trust account in which the proceeds of the Public Offering, as described in greater deal in the Registration Statement and the related prospectus, will be deposited (the “Trust Account”), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

CARTESIAN GROWTH CORPORATION III

By:
Name:	Peter Yu
Title:	Chief Executive Officer

PURCHASER:

CGC III SPONSOR LLC

By:
Name:	Peter Yu
Title:	President and Manager

[Signature Page to Private Placement Warrants Purchase Agreement]